Exhibit 99.1

AT THE COMPANY:	IR INQUIRIES:
Suzanne Runald	Todd Kehrli or Jim Byers
Public Relations 949-362-5800 pr@smithmicro.com	MKR Group, Inc. 323-468-2300 smsi@mkr-group.com

Smith Micro Reports Preliminary Third Quarter 2015 Revenue

Updates Revenue Guidance for Fiscal 2015

Announces Earnings Conference Call Date

Aliso Viejo, CA, October 13, 2015 – Smith Micro Software, Inc. (NASDAQ: SMSI) today announced preliminary revenue for its fiscal third quarter ended September 30, 2015. The Company also updated its revenue guidance for fiscal 2015 ahead of its earnings release and analyst call, which will be held on Wednesday, October 28, 2015 at 4:30 p.m. ET.

Preliminary revenue for the third quarter ended September 30, 2015 is expected to be $9.6 million, versus revenue of $9.4 million in both the second quarter of 2015 and the third quarter of 2014.

Revenue for the fiscal year 2015 is expected to be in the range of $39 million to $40 million, versus $37 million in fiscal year 2014.

“The ability to close deals and grow revenue in the timeframe we previously projected has been hampered by the consolidation and restructuring that is taking place in the carrier and cable operator market place,” said William W. Smith Jr., Smith Micro’s President and Chief Executive Officer. “We have several significant sales cycles in play, and we hope to announce new deals in the very near future.”

These results are based on preliminary information as of today, are unaudited, and are subject to change.

Investor Conference Call:

Smith Micro Software will hold an investor conference call to discuss the Company’s third quarter 2015 results on Wednesday, October 28, 2015 at 4:30 p.m. ET. To access the call, dial 888-481-2877 and when prompted provide the passcode 178490. Internet Webcast: https://www.webcaster4.com/Webcast/Page/892/11144. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available on the Smith Micro website in the Investor Relations section.

About Smith Micro Software:

Smith Micro Software provides solutions that simplify, secure and enhance the mobile experience. Our portfolio includes a wide range of applications that manage broadband connectivity, data traffic, devices, voice and video communications over wireless networks. With 30 years of experience developing world-class client and server software, Smith Micro helps the leading mobile network operators, device manufacturers and enterprises increase efficiency and capitalize on the growth of mobile-connected consumers and workforces. For more information, visit smithmicro.com. (NASDAQ:SMSI)

Safe Harbor Statement:

This release contains forward-looking statements that involve risks and uncertainties, including without limitation, forward-looking statements relating to the company’s financial prospects and other projections of its performance, the existence of new sales opportunities and interest in the company’s products and solutions, the company’s ability to increase its revenue by capitalizing on new opportunities, customer concentration given that the majority of our sales depend on a few large client relationships, including Sprint, and the risk of being delisted from NASDAQ if we fail to meet any of the listing requirements, Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are changes in demand for the company’s products from its customers and their end-users, new and changing technologies, customer acceptance and timing of deployment of those technologies, and the company’s ability to compete effectively with other software and technology companies. These and other factors discussed in the company’s filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management regarding future events and business performance as of the date of this release, and the company does not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective companies.